Exhibit (h)(d)(10)
SCHEDULE A
to
Expense Limitation Agreement Dated May 1, 2007
OPERATING EXPENSE LIMITS

Maximum Operating Expense Limit
(as a Percentage of average net assets)
Small-Cap Growth Portfolio	0.10%
International Value Portfolio	0.10%
Long/Short Large-Cap Portfolio	0.10%
International Small-Cap Portfolio	0.10%
Equity Index Portfolio	0.10%
Mid-Cap Value Portfolio	0.10%
Small-Cap Index Portfolio	0.10%
Dividend Growth Portfolio (formerly called Diversified Research Portfolio)	0.10%
American Funds Asset Allocation Portfolio (applies to feeder fund expenses only)	0.10%
American Funds Growth-Income Portfolio (applies to feeder fund expenses only)	0.10%
American Funds Growth Portfolio (applies to feeder fund expenses only)	0.10%
Large-Cap Value Portfolio	0.10%
Technology Portfolio	0.10%
Short Duration Bond Portfolio	0.10%
Floating Rate Loan Portfolio	0.10%
Diversified Bond Portfolio	0.10%
Growth Portfolio (formerly called Growth LT Portfolio)	0.10%
Focused 30 Portfolio	0.10%
Health Sciences Portfolio	0.10%
Mid-Cap Equity Portfolio	0.10%
Large-Cap Growth Portfolio	0.10%
International Large-Cap Portfolio	0.10%
Small-Cap Value Portfolio	0.10%
Main Street Core Portfolio	0.10%
Emerging Markets Portfolio	0.10%
Managed Bond Portfolio	0.10%
Inflation Managed Portfolio	0.10%
Cash Management Portfolio (formerly called Money Market Portfolio)	0.10%
High Yield Bond Portfolio	0.10%
Comstock Portfolio	0.10%
Mid-Cap Growth Portfolio	0.10%
Real Estate Portfolio	0.10%
Small-Cap Equity Portfolio	0.10%
Inflation Protected Portfolio	0.10%
Emerging Markets Debt Portfolio	0.10%
Floating Rate Income Portfolio	0.10%
Currency Strategies Portfolio	0.10%
Global Absolute Return Portfolio	0.10%
Precious Metals Portfolio	0.10%
Value Advantage Portfolio	0.10%
Tactical Strategy Portfolio	0.10%
Tactical International Portfolio	0.10%

Signature page to Pacific Select Fund Schedule A Operating Expense Limits, effective December 6, 2013

Effective: December 6, 2013
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.
PACIFIC SELECT FUND

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa
Title:	Vice President

By:	/s/ Laurene E. MacElwee

Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa

Name:	Howard T. Hirakawa
Title:	VP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee

Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary